Exhibit 99.1

NASDAQ: FIZZ For Immediate Release Contact: Office of the Chairman, Grace Keene

National Beverage Corp.
‘Ratchets Up Efforts’
Shareholder Contentment

FORT LAUDERDALE, FL, April 24, 2012 . . .  National Beverage Corp. (NASDAQ: FIZZ) reports Board action relating to meeting held April 20, 2012:

“As the Company approaches its summer and historically best-performing quarter; America braces for ‘political and mega-low market jitters’!  Continuing market volatility, the upcoming summer quarter, our strong balance sheet and the forecast business model – has afforded the Board and our shareholders exciting options,” stated Nick A. Caporella, Chairman and Chief Executive Officer.

“First, the Board has increased its Stock Buyback Program to 1.6 million shares.  Having previously purchased 502,000 shares under the original program, the Company can now repurchase an additional 1.1 million shares. Additionally, the Board, desirous to continue its commitment of returning our investors’ cash at appropriate times, has instructed management to retain specialists/advisors for this purpose,” Caporella continued.  “Over the next several months, historically our best-performance period, our initiatives relative to pending opportunities, cash accumulation and first-quarter results, will significantly affect this decision.”

“Presently, with only days to fiscal year end, we anticipate our best year ever – and with all things considered, that’s a hell-of-a-statement to make!  That’s an . . . AMEN!”  Caporella smiled.

National Beverage’s iconic brands are the genuine essence . . . of America.  Our company is highly innovative as a pace-setter in the changing soft-drink industry, featuring refreshment products that are geared toward the lifestyle/health-conscious consumer.  Shasta® – Faygo® – Everfresh® and LaCroix® are aligned with Rip It® energy products to make National Beverage . . . America’s Flavor•Favorite – soft-drink company.

“Patriotism” – If Only We Could Bottle It!

Fun, Flavor and Vitality . . . the National Beverage Way

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings.  The Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.